UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813

Delaware	56-1574463
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 Douglas Drive

Sanford, North Carolina

27330-1410

(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2007, The Pantry, Inc. (the “Company”) entered into an employment agreement with Frank G. Paci (the “Agreement”) pursuant to which Mr. Paci will serve as the Company’s Senior Vice President – Finance and Chief Financial Officer.

Mr. Paci, who is 49 years of age, has been employed with Blockbuster Inc. from 1999 to 2007, where he has most recently served as Executive Vice President, Strategic Planning & Business Development from 2006 to 2007 reporting directly to the CEO and advising on corporate strategic initiatives. Mr. Paci previously served in various roles with the Blockbuster finance organization ultimately leading to his role as Executive Vice President, Finance & Accounting, Strategic Planning & Development where he managed a staff of over 300 professionals with responsibilities for strategic planning, financial planning & analysis, external reporting, Sarbanes-Oxley implementation, and real estate development. Prior to joining Blockbuster in 1999 as a senior vice president, Mr. Paci held various other finance and operational roles with a number of leading companies, including Yum! Brands, Inc., Burger King Corporation, General Nutrition Centers, Inc., and The Pillsbury Company.

The term of the Agreement is two years commencing on July 2, 2007 and terminating on July 2, 2009, subject to automatic renewal for successive one-year terms unless either party gives the other notice of non-renewal or the agreement is otherwise terminated. Under the terms of the Agreement, Mr. Paci will receive a sign-on bonus of $100,000 (a prorated portion of which would be required to be repaid if Mr. Paci voluntarily terminates his employment during the first year of the initial two-year term) and his initial annual salary will be $420,000, subject to annual increases in the Company’s discretion in accordance with its policies, procedures and practices as they may exist from time to time. In addition, for the Company’s 2008 fiscal year, Mr. Paci will be eligible for a guaranteed bonus of the greater of (i) $150,000 or (ii) the amount he would receive under the Company’s 2007 Incentive Compensation Plan, which covers the 2008 fiscal year and was filed on May 8, 2007 with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.2 to its quarterly report on Form 10-Q. For the 2009 fiscal year, Mr. Paci will be eligible for a guaranteed bonus of the greater of (i) $100,000 or (ii) the amount he would receive under the Company’s incentive plan for fiscal 2009, which has yet to be adopted by the Company. Mr. Paci will also be eligible to participate in all medical, dental, disability, insurance, 401(k), pension, vacation, relocation, and other employee benefit and incentive programs made available to Company employees at Mr. Paci’s level, with a minimum guarantee of four weeks of annual vacation that may not be carried over from year to year.

If Mr. Paci’s employment is terminated by the Company for Cause (as defined below) or if Mr. Paci terminates his employment without Cause or by notice of non-renewal, the Company’s obligation to compensate Mr. Paci will cease on the effective termination date except for amounts due at that time. If Mr. Paci is terminated by the Company by notice of non-renewal or without Cause, then in addition to amounts due Mr. Paci on the effective date of termination, Mr. Paci will be entitled to receive: (i) if such termination is after the first two years of employment, an amount equal to Mr. Paci’s then current monthly salary for twelve months, and (ii) if such termination is within the first two years of employment, an amount equal to the greater of Mr. Paci’s then current monthly salary for the remaining months in the initial term of the Agreement or Mr. Paci’s then current monthly salary for twelve months plus any guaranteed minimum bonus for the fiscal year in which the termination occurs, in each case, subject to reduction of the salary continuation in the event that Mr. Paci accepts alternative employment or consultancy within the twelve month period following termination.

For purposes of the Agreement, “Cause” is defined to mean:

•	willful and continued failure by Mr. Paci to substantially perform his duties;

•	insubordination in responding to any specific, reasonable instructions from the Company’s Chief Executive Officer or Board of Directors;

•	conduct by Mr. Paci which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

•	conviction of Mr. Paci or entry of plea of guilty or nolo contendere by Mr. Paci to any crime involving moral turpitude or any felony.

If Mr. Paci’s employment is terminated within 18 months following a Change in Control (as defined below) either by the Company without Cause, or for the willful and continued failure by Mr. Paci to substantially perform his duties, or by Mr. Paci for Good Reason (as defined below), he would receive salary continuation and health insurance for a period of 24 months from the termination date or until such time as he engages in other employment, after which he will be entitled to receive the difference, if any, between his previous salary with the Company and his new salary, and if such termination is within the first two years of employment, he would also receive his guaranteed minimum bonus for the fiscal year in which the termination occurs.

A “Change of Control” will occur if:

•

any “person” (which could include two or more persons acting as a partnership, limited partnership, syndicate or other group), other than (i) the Company, (ii) a trustee or other fiduciary holding securities under one of the Company’s employee benefit plans (iii) a company owned by the Company’s stockholders, or (iv) the existing holders of the Company’s common stock, is or becomes the “beneficial owner” (as defined under the federal securities laws) of securities of the Company representing more than 50% of the Company’s outstanding voting power;

•	the Company consummates certain mergers or consolidations; or

•	the Company is liquidated or it sells or disposes of all or substantially all of its assets.

“Good Reason” includes:

•	an adverse alteration in the nature of Mr. Paci’s position or responsibility;

•	a reduction in Mr. Paci’s annual base salary;

•	requiring Mr. Paci to be based more than 50 miles from the Company’s current office location;

•	the failure to pay Mr. Paci any portion of his current compensation or compensation under any deferred compensation program within seven days of the due date;

•	the failure to provide Mr. Paci with benefits substantially similar to those enjoyed by him under any Company plans that he was participating in at the time of a Change in Control; or

•	the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Agreement.

The Agreement contains other terms and provisions that are customary for employment agreements of this nature, including a covenant prohibiting Mr. Paci from, during his employment and for twelve (12) months following the termination of his employment, participating in the convenience store business in North Carolina or Florida or soliciting the Company’s employees for employment.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

As previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on April 13, 2007, effective with the commencement of Mr. Paci’s employment on July 2, 2007, Mr. Daniel J. Kelly shall no longer serve as the Company’s Vice President, Finance, Chief Financial Officer, and Secretary and shall, pursuant to the Amended and Restated Employment Agreement between Mr. Kelly and the Company, become a “Consultant” to the Company.

A copy of the press release announcing Mr. Paci’s employment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement dated June 12, 2007 by and between Frank G. Paci and the Company

99.1	Press Release dated June 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Peter J. Sodini
Peter J. Sodini
President and Chief Executive Officer

Date: June 15, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Employment Agreement dated June 12, 2007 by and between Frank G. Paci and the Company

99.1	Press Release dated June 15, 2007